UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 14, 2008
Date of Report (Date of earliest event reported)

MACRO SECURITIES DEPOSITOR, LLC
(Depositor)
(Exact name of registrant as specified in its charter)

MACROshares Oil Down Holding Trust
MACROshares Oil Down Tradeable Trust
(Issuers with respect to the Offered Securities)

Delaware (State or other jurisdiction of incorporation or organization of registrant)	333-135120 (Commission File Number)	20-1072523 (I.R.S. Employer Identification No.)

73 Green Tree Drive #9
Dover, DE 19904
(Address of principal executive offices)

(888) MACROS1
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2008, Fortis Clearing Americas LLC ("Fortis") entered into a binding agreement with MACRO Securities Depositor, LLC, as depositor (the "Depositor"), State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity but solely (i) as trustee of the MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust"), (ii) as trustee of the MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust," and, together with the Up-MACRO Holding Trust, the "Paired Holding Trusts"), (iii) as trustee of the MACROshares Oil Up Tradeable Trust (the "Up-MACRO Tradeable Trust") and (iv) as trustee of the MACROshares Oil Down Tradeable Trust (the "Down-MACRO Tradeable Trust," and, together with the Up-MACRO Tradeable Trust, the "Tradeable Trusts," and collectively, with the Paired Holding Trusts, the "MACRO Trusts") (such entity, in its capacities set forth above, the "Trustee") and MacroMarkets LLC, not in its individual capacity but solely as administrative agent of the MACRO Trusts (the "Administrative Agent") pursuant to which Fortis will join Fimat USA, LLC, KV Execution Services, LLC, UBS Securities LLC, Merrill Lynch Professional Clearing Corp. and BNP Paribas Securities Corp. to become the sixth Authorized Participant of the MACRO Trusts.

Fortis, by becoming an Authorized Participant, will be able to effect, on any price determination day, a "paired issuance" by directing the Up-MACRO Holding Trust and the Down MACRO Holding Trust to issue additional shares in a minimum number of MACROshares Oil Up Holding Shares (the "Up-MACRO Holding Shares") and MACROshares Oil Down Holding Shares (the "Down-MACRO Holding Shares," and, together with the Up MACRO Holding Shares, the "Paired Holding Shares," and each, a "Holding Share") constituting at least one MACRO Unit. A "MACRO Unit" consists of 50,000 Up-MACRO Holding Shares and 50,000 Down-MACRO Holding Shares. If so directed by an Authorized Participant, the Up-MACRO Holding Trust and the Down-MACRO Holding Trust will issue additional Paired Holding Shares which will be deposited into the respective Tradeable Trust in minimum lots of 50,000 shares. The Up-MACRO Tradeable Trust and Down-MACRO Tradeable Trust will then issue, respectively, MACROshares Oil Up Tradeable Shares (the "Up-MACRO Tradeable Shares") and MACROshares Oil Down Tradeable Shares (the "Down-MACRO Tradeable Shares," and together with the Up MACRO Tradeable Shares, the "Tradeable Shares"), respectively, on a one-to-one basis in exchange for the deposited Paired Holding Shares and these Tradeable Shares will be delivered to the Authorized Participant to satisfy its creation order, unless the Authorized Participant requested a delivery of Paired Holding Shares. Paired Holding Shares and Tradeable Shares will always be issued by the relevant trust at the per share underlying value of these shares on the date on which a creation order is delivered by an Authorized Participant. In addition, an Authorized Participant may direct, on any price determination day, a "paired optional redemption" in which the Up-MACRO Holding Shares and Down-MACRO Holding Shares will be redeemed concurrently and proportionately in MACRO Units. Authorized participants may acquire one or more MACRO Units by purchasing a sufficient number of Holding Shares or a sufficient number of Tradeable Shares which they exchange for the underlying Holding Shares.

The foregoing description of the Participants Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Participants Agreement, dated November 24, 2006, that has been filed as Exhibit 4.3 to the Registration Statement, File No. 333-135120, as filed with the Securities and Exchange Commission and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACRO SECURITIES DEPOSITOR, LLC

By: Samuel Masucci, III
   Name: Samuel Masucci, III
       Title: Chief Executive Officer

Date: February 14, 2008